UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant X
Filed by a Party other than the Registrant ___
Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
 X Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

NEDAK ETHANOL, LLC
(Name of Registrant as Specified In Its Charter)
_____________________________________________
(Name of Person(s) Filing Proxy Statement if other than
the Registrant)

Payment of Filing Fee (Check the appropriate box)
X	No fee required
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1)	Title of each class of securities to which transaction applies:_________________________________________________.
2)	Aggregate number of securities to which transaction applies:________________________________________________.
3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________________.

4)	Proposed maximum aggregate value of transaction:_______________________________________________________.
5)	Total fee paid:_____________________________________________.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:______________________________________________.
2)	Form, Schedule or Registration Statement No.:______________________________.
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4)	Date Filed:_________________________________________________________.

April 30, 2012

To the Members of NEDAK Ethanol, LLC:

You are cordially invited to attend the Annual Meeting of Members of our NEDAK Ethanol, LLC to be held on Wednesday June 20, 2012 at 1:00 p.m. Central Daylight Time at the West Holt High School, 1000 North Main Street, Atkinson, Nebraska 68713.

Details of the business to be conducted at our 2012 Annual Meeting of Members are provided in the attached Notice of Annual Meeting of Members and Proxy Statement.

We are pleased again to use the Internet as our primary means of furnishing proxy materials to our members under the U.S. Securities and Exchange Commission’s “notice and access” rules. Consequently, our members will not receive paper copies of our proxy materials. We instead sent our members a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2012 Proxy Statement and our 2011 Annual Report on our website. The notice also included instructions on how you may receive a paper copy of your proxy materials. We believe that use of the “notice and access” process expedites members’ receipt of proxy materials, lowers the costs of our annual meeting and helps to conserve natural resources.

Today we post the Notice of Internet Availability of Proxy Materials (including the Proxy Card, Proxy Statement, Notice of the 2012 Annual Meeting of Members and our 2011 Annual Report) on our website at www.nedakethanol.com in the Investor Information section and we intend to mail the Notice of Internet Availability of Proxy Materials to our members on or about May 10, 2012.  We urge all members to access the proxy materials, print the Proxy Card, fill it out and send it to us in order for your votes to be counted for the 2012 Annual Meeting of Members.  We will also be mailing a paper copy of the Proxy Card to all members on or about May 21, 2012.  Members are entitled to vote at the Annual Meeting on the basis of their membership units owned on the “record date” as explained in the attached Proxy Statement.  If you attend the Annual Meeting in June, you may nevertheless revoke the proxy and vote in person even though you previously mailed us a completed Proxy Card.

Your vote is very important. Please use this opportunity to take part in the affairs of your company. Whether or not you plan to attend the annual meeting, please vote as soon as possible.  I urge you to review carefully the Proxy Statement and sign, date and return the Proxy Card at your earliest convenience.  I look forward to meeting you and with our directors and officers, reporting our activities and discussing the Company’s business.  I hope you will be present.

On behalf of the Board of Directors, we appreciate your continued interest in your company.

Very truly yours,

Everett Vogel Chairman of the Board

________________________________________

NOTICE OF ANNUAL MEETING OF MEMBERS
TO BE HELD JUNE 20, 2012
________________________________________

To the Members of NEDAK Ethanol, LLC:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Members of NEDAK Ethanol, LLC, a Nebraska limited liability company (the “Company”), will be held Wednesday, June 20, 2012 at 1:00 p.m. Central Daylight Time at the West Holt High School, 1000 North Main Street, Atkinson, Nebraska 68713, for the following purposes:

1.      To elect four directors to serve until the 2015 Annual Meeting of Members or until their respective successors shall be elected and qualified; and

2.      To transact such other business as may properly come before the meeting and any adjournment thereof.

Only members holding membership units at the close of business on April 23, 2012, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

By Order of the Board of Directors

Timothy Borer, Secretary

April 30, 2012

YOUR VOTE IS VERY IMPORTANT

Your Board of Directors desire that all members be present in person or represented by proxy at the Annual Meeting.  Even if you plan to attend in person, please date, sign and return the Proxy Card available at www.nedakethanol.com in the Investor Information section at your earliest convenience so that your vote may be counted.  If you do attend the meeting in June, you may revoke your proxy and vote in person even though you mailed the Proxy Card.  The Proxy Card must be signed by each registered member exactly as set forth on the Proxy Card.

TABLE OF CONTENTS

INFORMATION ABOUT THE MEETING AND PROXIES	1
INFORMATION ABOUT VOTING	2
INFORMATION REGARDING SECURITY OWNERSHIP	3
PROPOSAL 1 – ELECTION OF DIRECTORS	7
CORPORATE GOVERNANCE	11
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	14
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION	16
REPORT OF THE AUDIT COMMITTEE	17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTION	18
MEMBER PROPOSALS FOR 2013 ANNUAL MEETING	21
MEMBER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS	22
OTHER BUSINESS	22
PERIODIC REPORTS	22
RETURN OF PROXY CARD	22

This Proxy Statement contains a report issued by the Audit Committee relating to certain of its activities during 2011. Members should be aware that under Securities and Exchange Commission rules, this committee report is not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless specifically referenced.

i

_______________________________________________

PROXY STATEMENT

ANNUAL MEETING OF MEMBERS
TO BE HELD JUNE 20, 2012

INFORMATION ABOUT THE MEETING AND PROXIES

___________________________________________________

Date, Time and Place of Meeting

This Proxy Statement and the Proxy Card members receive by mail and/or access on our website at www.nedakethanol.com in the Investor Information section is being furnished in connection with the solicitation by and on behalf of the Board of Directors of NEDAK Ethanol, LLC (the “Company,” “we,” “us” or “our”) of proxies for use at our 2012 Annual Meeting of Members (the “Annual Meeting”) to be held Wednesday June 20, 2012 at 1:00 p.m. Central Daylight Time at the West Holt High School, 1000 North Main Street, Atkinson, Nebraska 68713.  A copy of our annual report to members, which includes financial statements for the fiscal year ended December 31, 2011 (the “Annual Report”), accompanies this Proxy Statement.  The Company’s principal executive offices are located at 87590 Hillcrest Road, Atkinson, Nebraska, 68713.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEMBER MEETING TO BE HELD ON JUNE 20, 2012

Our Proxy Statement and Annual Report are also available online at
www.nedakethanol.com - Investor Information

Internet Availability of Proxy Materials

We have elected to use the Internet as our primary means of furnishing proxy materials to our members. Consequently, our members will not receive paper copies of our proxy materials. We instead sent our members a Notice of Internet Availability of Proxy Materials (“Internet Availability Notice”) containing instructions on how to access this Proxy Statement, Proxy Card and our Annual Report on our website. The Internet Availability Notice also included instructions on how to receive a paper copy of your proxy materials, if you so choose. We believe that this process expedites members’ receipt of proxy materials, lowers the costs of our Annual Meeting and helps to conserve natural resources.

Beginning on or about April 30, 2012, we made this Proxy Statement, Notice of the Annual Meeting, the Proxy Card and the Annual Report available on our website at www.nedakethanol.com in the Investor Information section and the Notice of Internet Availability of such materials will first be mailed to our members on or about May 10, 2012.

Revocability of Proxies

A holder of our membership units who has executed and returned a Proxy Card to the Company may revoke it prior to its exercise either by giving written notice of revocation to the Secretary of the Company or by returning an executed Proxy Card bearing a later date. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any member who attends the Annual Meeting may revoke a previously submitted proxy by voting in person.  See the section below entitled “Information About Voting” for more information as to how to vote by mail and in person at the Annual Meeting.

Proxy Solicitation

The cost of the solicitation of proxies will be borne by the Company.  In addition to the use of the mails, proxies may be solicited personally, or by telephone, facsimile or other means, by the Company’s President and General Manager and certain members of our Board of Directors without additional compensation.  No solicitation is to be made by specially engaged employees or other paid solicitors.

INFORMATION ABOUT VOTING

Record Date and Outstanding Units

Under the terms of our Fifth Amended and Restated Operating Agreement dated January 1, 2012, as amended January 18, 2012 (the “Operating Agreement”), only members holding Common Membership Units, Class A Preferred Membership Units or  Class B Preferred Membership Units (collectively referred to as “Units”) as of the close of business on April 23, 2012 (the “Record Date”) will be entitled to notice of, and to vote, either in person or by Proxy Card, at the Annual Meeting and all adjournments thereof.  At the close of business on April 23, 2012, there were a total of 5,233 Common Membership Units (the “Common Units”), 305.5 Class A Preferred Membership Units (the “Class A Preferred Units”) and 1052.5 Class B Preferred Membership Units (the “Class B Preferred Units”) issued and outstanding.

Cumulative Voting and Vote Required

Each Unit, including Class A Preferred Units, Class B Preferred Units and Common Units, outstanding on the Record Date entitles its owner to one vote on all matters.  With respect to the election of directors, every member voting at the election of directors may cumulate such member’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the member’s Units are entitled, or distribute the member’s votes on the same principle among as many candidates as the member thinks fit, provided that votes cannot be cast for more than the four nominees named in this Proxy Statement.  Accordingly, the four director nominees will be elected by a plurality of the Units voted.

Proxy Voting

On all other matters, each Unit has one vote.  Your Units will be voted in accordance with the instructions you indicate when you submit your Proxy Card.  If you submit a Proxy Card, but do not indicate your voting instructions, your Units will be voted as follows:

●	FOR the election of the director nominees listed in this Proxy Statement; and

●
At the discretion of the proxy holders in a manner that they consider being in the best interests of the Company, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Company is soliciting discretionary authority to cumulatively vote all members’ Units.  Unless otherwise instructed, the individuals named on the Proxy Card, known as “proxies,” will vote the Units represented by the Proxy Cards received by them equally for each nominee shown in this Proxy Statement, reserving the right, however, to cumulate their votes and distribute them among the nominees in their discretion.

Voting by Mail

By signing and returning the Proxy Card according to the instructions provided, you are enabling the proxies to vote your Units at the meeting in the manner you indicate.  We encourage you to sign and return the Proxy Card even if you plan to attend the Annual Meeting.  In this way your Units will be voted even if you are unable to attend the Annual Meeting.  If you attend the Annual Meeting in June, you may nevertheless revoke the proxy and vote in person even though you previously mailed the enclosed Proxy Card.  See the section below entitled “Voting in Person at the Meeting” for more information as to how to vote in person at the Annual Meeting.

Voting in Person at the Meeting

If you plan to attend the Annual Meeting and vote in person, the Company will provide you with a ballot at the meeting.  If your Units are registered directly in your name, you are considered the Unit holder of record, and you have the right to vote in person at the Annual Meeting.

If your Units are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of Units held in street name, and that organization should have forwarded these materials to you. As the beneficial owner, you have the right to direct your broker, bank or nominee holding your Units how to vote and are also invited to attend the Annual Meeting. Please refer to the information forwarded by your broker or bank for instructions on how to direct their vote. However, since you are not a member of record, you may not vote these Units in person at the Annual Meeting unless you bring with you a legal proxy from the member of record authorizing you to vote the Units.

Board Voting Recommendations

Our Board recommends that you vote your Units FOR the election of each of the four director nominees listed in Proposal 1 below.

Quorum and Treatment of Abstentions

The presence of members holding twenty-five percent (25%) of all Units in person or by proxy shall constitute a quorum for the transaction of business at the Annual Meeting.  Proxies representing a member’s Units or ballots which are marked to “withhold authority” with respect to the election of the nominees for election as directors will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting and for purposes of voting for the election of the directors.  Because the Proxy Card states how the Units will be voted in the absence of instructions by the member, executed proxies bearing no instructions by the member will be counted as present for quorum purposes and for the purpose of voting for the election of the directors.

Voting Results

We will announce the preliminary voting results at the conclusion of the Annual Meeting. The final voting results will be tallied and published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

INFORMATION REGARDING SECURITY OWNERSHIP

Action by Our Members

Under the terms of our Operating Agreement, matters affecting the Company that require the approval of the Company’s members require the affirmative vote of members holding a majority of the outstanding Units, unless a greater percentage is otherwise required under our Operating Agreement or by law.  As of April 23, 2012, there were 5,233 Common Units, 305.5 Class A Preferred Units and 1,052.5 Class B Preferred Units issued and outstanding.

Holdings of Management and Principal Members of our Common Units

On the Record Date there were 5,233 Common Units issued and outstanding.  The following table sets forth certain information as of April 23, 2012, with respect to the beneficial ownership of the Common Units by (i) each of our current officers and directors and two former directors that served as directors throughout 2011, (ii) all of our current officers and directors of the Company as a group, and (iii) each person we believe beneficially owns more than 5% of our outstanding Common Units as of April 23, 2012.  Except as noted below, the persons listed below possess sole voting and investment power over their respective Common Units. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the Common Units. In computing the number of Common Units beneficially owned by a person and the percentage ownership of that person, Common Units underlying convertible Class B Preferred Units held by that person that are convertible within 60 days of April 23, 2012 are deemed to be outstanding (the “Converted Common Units”). Such Converted Common Units, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	Amount and Nature of Beneficial Ownership of Common Units
Name and Address of Beneficial Owner(1)	Common Units	Percentage of Common Units	Common Units Issuable Upon Conversion of Class B Preferred Units(2)	Aggregate Beneficial Ownership of Common Units including Converted Common Units(2)	Percentage of Class including Converted Common Units(2)
Directors and Officers:

Todd Shane	19 Units	*	132 Units	151 Units	2.81%
Gerald Winings(3)	13 Units(4)	*	-	13 Units	*
Paul Corkle	51 Units(4)	*	180 Units	231 Units	4.27%
Kirk Shane	19 Units(4)	*	132 Units	151 Units	2.81%
Paul Seger(3)	38 Units	*	60 Units	98 Units	1.85%
Clayton Goeke	28 Units(4) (5)	*	180 Units	208 Units	3.84%
Robin Olson	23 Units(6)	*	156 Units	179 Units	3.32%
Everett Vogel	24 Units	*	60 Units	84 Units	1.59%
Timothy Borer	9 Units	*	48 Units	57 Units	1.08%
Jeff Lieswald	19 Units	*	-	19 Units	*
Kenneth Osborne	31 Units(7)	*	-	31 Units	*
Richard Bilstein	15 Units(4)	*	48 Units	63 Units	1.19%
Jerome Fagerland	19 Units(8)	*	-	19 Units	*
Steve Dennis	89 Units	1.70%	120 Units	209 Units	3.90%
David Neubauer(9)	-	-	-	-	-
Todd Jonas(9)	-	-	-	-	-
All Officers and Directors as a Group (14 persons) (10)	346 Units	6.61%	1,056 Units	1,402 Units	22.29%

Principal Members:
TNDK, LLC 104 N. 115th Street, Suite 200 Omaha, NE 68154	-	-	6,000 Units	6,000 Units	53.41%

*	Represents less than 1% of the outstanding Common Units
(1)	The address for all of our directors and executive officers is the address of the Company’s principal executive offices located at 87590 Hillcrest Road, Atkinson, Nebraska, 68713.
(2)
In accordance with SEC rules relating to the determination of beneficial ownership, the number of Common Units reflected includes Common Units issuable upon conversion of the Class B Preferred Units held by the respective member.

(3)
Messrs. Winings and Seger resigned as directors effective January 1, 2012 and therefore, the information related to the number of Common Units directly owned by Messrs. Winings and Seger is based on our records as of the date of the individual’s resignation

(4)	Investment and voting power is shared with respect to these Common Units through joint ownership with the respective member’s spouse.
(5)	All of Mr. Goeke’s Common Units have been pledged as security for a loan.
(6)	Five of Mr. Olson’s Common Units have been pledged as security for a loan.
(7)	Investment and voting power is shared with respect to these Common Units as ownership is held in the name of the director’s family trust, of which Mr. Osborne and his wife are co-trustees.
(8)	All of Mr. Fagerland’s Common Units have been pledged as security for a loan.
(9)	Effective January 1, 2012, Messrs. Neubauer and Jonas were appointed as directors by TNDK pursuant to Section 5.3(a) of our Operating Agreement.
(10)	The amounts reflected in this row do not include the Common Unit ownership for Messrs. Winings and Seger as they ceased serving as directors effective as of January 1, 2012.

Holdings of Management and Principal Members of our Preferred Units

On the Record Date there were 305.5 Class A Preferred Units and 1052.5 Class B Preferred Units issued and outstanding.  The following table sets forth certain information as of April 23, 2012, with respect to the beneficial ownership of our Class A Preferred Units and our Class B Preferred Units Common Units by (i) each of our current officers and directors and two former directors that served as directors throughout 2011, (ii) all of our current officers and directors of the Company as a group, and (iii) each person we believe beneficially owns more than 5% of our outstanding Class A Preferred Units or Class B Preferred Units as of April 23, 2012.  Except as noted below, the persons listed below possess sole voting and investment power over their respective Class A Preferred Units and Class B Preferred Units.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Class A Preferred Units	Percent of Class	Amount and Nature of Beneficial Ownership of Class B Preferred Units	Percent of Class

Directors and Officers:

Todd Shane	15.4 Units	5.04%	11 Units(2)	1.05%
Gerald Winings(3)	14.1 Units	4.62%	-	-
Paul Corkle	15.8 Units	5.17%	15 Units	1.43%
Kirk Shane	15.7 Units	5.14%	11 Units(2)	1.05%
Paul Seger(3)	18 Units	5.89%	5 Units	*
Clayton Goeke	17.1 Units(4)	5.60%	15 Units(2) (4) (5)	1.43%
Robin Olson	17.6 Units	5.76%	13 Units(2)	1.24%

Everett Vogel	19.2 Units	6.28%	5 Units	*
Timothy Borer	14 Units	4.58%	4 Units(2)	*
Jeff Lieswald	17.4 Units	5.70%	-	-
Kenneth Osborne	14.7 Units(6)	4.81%	-	-
Richard Bilstein	19.5 Units	6.38%	4 Units(5)	*
Jerome Fagerland	14.9 Units	4.88%	-	-
Steve Dennis	8.1 Units	2.65%	10 Units(2)	*
David Neubauer(7) Todd Jonas(7)	- -	- -	- -	- -
All Officers and Directors as a Group (14 persons) (8)	189.4 Units	62.00%	88 Units	8.36%

Other Principal Members:

TNDK, LLC
  104 N. 115th Street, Suite 200
  Omaha, NE 68154
Don Oppliger
   Box 669
   Farwell, TX 79325
Holt County Grain LLC
  115 East State Street
  Atkinson, NE 68713
_______________________
	- - -	- - -	500 Units 100 Units 77 Units	47.51% 9.50% 7.32%
*	Represents less than 1% of the outstanding Class A Preferred Units or Class B Preferred Units
(1)	The address for all of our directors and executive officers is the address of the Company’s principal executive offices located at 87590 Hillcrest Road, Atkinson, Nebraska, 68713.
(2)
Includes Class B Preferred Units held by Holt Country Grain, LLC that the member may be deemed to beneficially own based on his respective direct or indirect ownership interest in Holt County Grain, LLC.

(3)
Messrs. Winings and Seger resigned as directors effective January 1, 2012 and therefore, the information related to the number of Class A Preferred Units and/or Class B Preferred Units directly owned by Messrs. Winings and Seger is based on our records as of the date of the individual’s resignation.

(4)	All of Mr. Goeke’s Class A Preferred Units and Class B Preferred Units have been pledged as security for a loan.
(5)
Investment and voting power is shared with respect to these Class B Preferred Units through joint ownership with the member’s spouse; however, with respect to Mr. Goeke, investment and voting power is shared with his spouse with respect to only 5 of these Class B Preferred Units.

(6)	Investment and voting power is shared with respect to these Class A Preferred Units as ownership is held in the name of the director’s family trust, of which Mr. Osborne and his wife are co-trustees.
(7)	Effective January 1, 2012, Messrs. Neubauer and Jonas were appointed as directors by TNDK pursuant to Section 5.3(a) of our Operating Agreement.
(8)
The amounts reflected in this row do not include the Class A Preferred Units and Class B Preferred Units owned by Messrs. Winings and Seger as they ceased serving as directors effective as of January 1, 2012.

Vote Required

Under the terms of our Operating Agreement, matters affecting the Company that require the approval of the Company’s members require the affirmative vote of members holding a majority of the outstanding Units, unless a greater percentage is otherwise required under our Operating Agreement or by law.  As of April 23, 2012, there were 5,233 Common Units, 305.5 Class A Preferred Units and 1,052.5 Class B Preferred Units issued and outstanding.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors presently has fourteen (14) directors.  Our Operating Agreement provides for a Board of Directors that consists of twelve (12) elected directors and two (2) directors appointed by TNDK, LLC (“TNDK”).  Section 5.3(a) of our Operating Agreement provides TNDK with the right to appoint two (2) directors to our Board (each a “TNDK Director”) so long as TNDK holds Units representing a percentage interest in the Company, on a fully diluted basis, which equals or exceeds fifteen percent (15%).  If TNDK holds Units representing a percentage interest in the Company, on a fully diluted basis which is less than fifteen percent (15%) but equals or exceeds five percent (5%), then TNDK will have the right to appoint one (1) TNDK Director.  If TNDK holds Units representing a percentage interest in the Company, on a fully diluted basis, which is less than five percent (5%), then TNDK will not have the right to appoint any TNDK Director.  The TNDK Directors serve until a successor is appointed, or until the earlier death, resignation or removal of the appointed director.

The twelve (12) elected directors are divided into three classes with each class serving a staggered three-year term, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class will be elected for additional terms of three years.  Members, other than TNDK, have the right to elect the twelve (12) directors are divided into three (3) classes with four (4) directors, other than the TNDK Directors, in each class.  In the event that the TNDK Directors are reduced to zero, TNDK will then have the right to vote for the election of directors in the same manner as all other members.

Four directors are to be elected at the Annual Meeting to serve until the 2015 Annual Meeting or until their respective successors shall be elected and qualified.

The persons named in the accompanying Proxy Card as proxies intend to vote such proxy for the election of the nominees named below as directors of the Company (each of whom are current directors of the Company) unless the member indicates on the Proxy Card that the vote should be withheld or contrary directions are indicated.  The Company is soliciting discretionary authority to cumulatively vote all members’ Units.  Unless otherwise instructed, the  individuals named on the Proxy Card, known as “proxies,” will vote the Units represented by the Proxy Cards received by them equally for each nominee shown in this Proxy Statement, reserving the right, however, to cumulate their votes and distribute them among the nominees in their discretion.

Our Board of Directors has no reason to doubt the availability of any of the nominees and each has indicated his willingness to serve if so elected.  If any or all of the nominees shall decline or are unable to serve, it is intended that, in the discretion of our Board of Directors, either our Operating Agreement will be amended to reduce the size of our Board or the proxies will vote for a substitute nominee designated by our Board of Directors.

Proxies may not be voted for more than the four director nominees set forth below.  Because members cumulatively vote for directors, the four director nominees receiving the highest number of votes cast will be elected at the Annual Meeting.

Director Independence

Our Board of Directors has adopted a definition of “independent director” based upon the rules applicable to companies listed on the NASDAQ Stock Market (though the Units do not trade on any such market), but our Board has modified that definition so as to not exclude from the definition of “independent director” the following: (i) those directors who serve as officers or employees of the Company but who do so without receiving compensation for their services as either an employee or officer, and (ii) those directors who sell corn grain to the Company or who purchase distiller’s grains from the Company, if such purchase or sale is at the posted price or the price generally offered by the Company to a non-director grain producer or cattle feeder (the “Independence Standard”).  The Independence Standard is available on the Company’s website, at www.nedakethanol.com in the Investor Information section and was attached to the Proxy Statement for our 2010 Annual Meeting of Members (the “2010 Proxy Statement”) as Appendix A.

Our Board reviewed the Independence Standard and determined that during 2011, all of our directors were “independent” under the Independence Standard other than Jerome Fagerland.  With respect to our current Board of

Directors, our Board has determined that all of our directors, other than Messrs. Fagerland and Neubauer, are “independent” under the Independence Standard.

Nominees

As indicated above, all of the nominees listed below meet the definition of “independent director” under the Independence Standard.  All of the nominees listed below were nominated by the Nominating Committee.

Information Regarding the Nominees for Directors
to be Elected in 2011 for Terms Ending in 2015

Name	Age	Present Term Expires	Business Experience
Timothy Borer(1)	47	2012

Director of the Company since 2005; Secretary and Treasurer of the Company since 2003; Self-employed since 2006; Manager of Galyen Land and Cattle for 24 years prior to becoming self-employed.

The Company has determined that Mr. Borer is qualified to serve on our Board of Directors because of his experience in managing a company based in the general locality of the Company.

Steve Dennis	50	2012
Director of the Company since 2005; Owner and manager of O’Neill Grain Co., a grain elevator operation, for 18 years.

The Company has determined that Mr. Dennis is qualified to serve on our Board of Directors because of his experience in owning and managing a business that focused on the main commodity used by the Company.

Jeff Lieswald(1)	50	2012
Director of the Company since 2005; Principal of Agland Electric Motor and has worked as an electrician for 22 years.

The Company has determined that Mr. Lieswald is qualified to serve on our Board of Directors because of his experience in owning and managing a business based in the locality of the Company.

Kenneth Osborne	69	2012
Director since 2005; Mr. Osborne has been the President and Director of Osborne Construction, Inc. since 1966.

The Company has determined that Mr. Osborne is qualified to serve on our Board of Directors because of his experience in managing a business based in the locality of the Company and his experience in serving as a director for another company.

______________________________________
(1)	Messrs. Jeff Lieswald and Timothy Borer are brothers-in-law.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MEMBERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE.

Continuing Directors

Set forth below is information regarding the continuing directors of the Company, including the TNDK Directors.  As indicated above, all of the continuing directors, other than Messrs. Fagerland and Neubauer, meet the definition of “independent director” under the Independence Standard.

Effective January 1, 2012, Paul Seger and Gerald Winings, directors of the Company with terms ending in 2013 (the “2013 Director Class”) resigned as directors of the Company in order to allow for the appointment of the TNDK Directors in accordance with the terms of our Operating Agreement.  Messrs. Seger and Winings provided outstanding service to the Company and its members and their contributions are greatly appreciated.

Information Regarding the Directors Who are Not Nominees For Election and Whose Terms Continue Beyond 2012
Name	Age	Present Term Expires	Business Experience
Elected Directors:
Richard Bilstein(1)	64	2013
Director of the Company since 2005; Vice Chairman of the Company since 2006; Farm Manager of Don Oppliger Farms since 2008; Farm Manager of Seger Farms from 1971-2008.

The Company has determined that Mr. Bilstein is qualified to serve on our Board of Directors because of his experience in managing farms based in the general locality of the Company.

Paul Corkle	58	2013
Director of the Company since 2005; Farmer and rancher and owner of Corkle Insurance Agency since 1979.

The Company has determined that Mr. Corkle is qualified for service on our Board of Directors because of his experience in owning a business and a farm based in the general locality of the Company.

Kirk Shane(2)	53	2013
Director of the Company since 2005.  Owner of a farm and ranch which he has operated for 30 years.

The Company has determined that Mr. Shane is qualified to serve on our Board of Directors because of his experience in farming and ranching in the general locality of the Company.

Todd Shane(2)	48	2013
Director of the Company since 2005; farmer and rancher with HBK Land & Cattle Co. since 1985.

The Company has determined that Mr. Shane is qualified to serve on our Board of Directors because of his experience in farming and ranching in the general locality of the Company.

Jerome Fagerland	61	2014
Director of the Company since 2005; President of the Company since 2003; General Manager of the Company since 2006; President of Great Western Bank from 2002-2006; President and Chief Executive Officer of First Western Bank from 1991 to 2002.

The Company has determined that Mr. Fagerland is

Information Regarding the Directors Who are Not Nominees
For Election and Whose Terms Continue Beyond 2012

Name	Age	Present Term Expires	Business Experience
			qualified to serve on our Board of Directors because of his experience in managing businesses based in the general locality of the Company.
Clayton Goeke	76	2014
Director of the Company since 2005; farmer and rancher for over the past 55 years.

The Company has determined that Mr. Goeke is qualified to serve on our Board of Directors because of his experience in farming and ranching in the locality of the Company.

Robin Olson	49	2014
Director of the Company since 2005; Director of Olson Industries, Inc., a manufacturer of airport light bases, irrigation systems, commercial trash containers, electric utility poles and other galvanized products, for 23 years; Principal of Alpha Galvanizing.

The Company has determined that Mr. Olson is qualified to serve on our Board of Directors because of his experience owning and managing businesses based in the general in the locality of the Company.

Everett Vogel	57	2014
Director of the Company since 2005, Chairman and Vice President of the Company since 2006; President and Director of Stuart Fertilizer and Grain, Inc., a blender and distributor of agricultural fertilizers since 1985.

The Company has determined that Mr. Vogel is qualified to serve on our Board of Directors because of his experience in managing businesses based in the general locality of the Company.

TNDK Directors:
David Neubauer	48	-
Appointed as one of the TNDK Directors on January 1, 2012; Vice President and General Manager of Tenaska BioFuels, LLC, a provider of independent procurement, marketing, supply chain management, transportation, storage, and risk management to ethanol, biodiesel and agricultural market participants, since 2006; President and founder of Chalkstone Consulting, a consulting firm that provided energy risk management and development services to the ethanol, natural gas and crude oil industries, from 2003 to 2006.

The Company has determined that Mr. Neubauer is qualified to serve on our Board of Directors because of his experience in the biofuels industry and the energy and agricultural commodity markets.

Todd Jonas	49	-
Appointed as one of the TNDK Directors on January 1, 2012; Vice President of Operations for Tenaska, Inc., an  independent power producer involved in power plant development, construction and operation (from natural

Information Regarding the Directors Who are Not Nominees
For Election and Whose Terms Continue Beyond 2012

Name	Age	Present Term Expires	Business Experience

gas generation to clean coal and renewables) natural gas, electric power and biofuels marketing, energy risk management, fuel procurement, energy asset acquisition, development and management, and natural gas transportation, exploration and production,  since 2007;  Mr. Jonas also served as Vice President of Asset Management at Tenaska, Inc. and was a member of the engineering team.

The Company has determined that Mr. Jonas is qualified to serve on our Board of Directors because of his experience in the power and energy industries and his engineering expertise.

___________________

(1)
Mr. Bilstein previously served as a director with a term ending in 2012 (the “2012 Director Class”); however, effective January 1, 2012, Mr. Bilstein resigned as a director serving in the 2012 Director Class and, in order to fill one of the vacancies in the 2013 Director Class created by the resignations of Messrs. Seger and Winings, the Board re-appointed Mr. Bilstein to serve as a director of the Company in the 2013 Director Class.

(2)	Messrs. Kirk Shane and Todd Shane are brothers.

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving members well and maintaining our integrity in the marketplace.

Code of Ethics

On March 22, 2007, based upon a recommendation from the Corporate Governance / Compensation Committee, our Board of Directors adopted a Code of Ethics for our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer and controller) and employees.  The Code of Ethics was attached as an exhibit to the Company’s Annual Report on Form 10-KSB filed April 1, 2008 and is also available on our website at www.nedakethanol.com in the Investor Information section.  In the event we amend our Code of Ethics or grant a waiver from its terms, we currently plan on disclosing the same through filings with the SEC, and not on our website.

Committees of our Board of Directors and Meeting Attendance

Our Board has standing Audit, Corporate Governance / Compensation, Nominating and Executive Committees.

Audit Committee

Our Board has a separately designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act.  During 2011, the members of the Audit Committee consisted of Messrs. Bilstein and Seger, Co-Chairmen, Todd Shane and Timothy Borer, all of whom met the Independence Standard and satisfied the separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation.  The current members of the Audit Committee are Messrs. Bilstein, Chairman, Paul Corkle, Todd Shane and Timothy Borer all of whom meet the Independence Standard and satisfy the separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation.

The Audit Committee operates under a written charter which was attached to the 2010 Proxy Statement as Appendix B and is available on our website at www.nedakethanol.com in the Investor Information section.  The Audit Committee makes recommendations to our Board of Directors regarding the engagement of the independent registered public accounting firm for audit and non-audit services; evaluates the independence of the independent registered public accounting firm and reviews with the independent registered public accounting firm the fee, scope and timing of audit and non-audit services.  The Audit Committee also is charged with periodic review and updating of the Company’s Code of Ethics and Related Party Policy.

Our Board has determined that all members of the Audit Committee are able to read and understand fundamental financial statements, and by virtue of, among other things, their past employment experiences and financial oversight responsibilities, are financially sophisticated.  However, our Board has also determined that the Audit Committee does not have an audit committee financial expert as that term is defined in Item 407(d)(5)(ii) of Regulation S-K who is willing to serve in that capacity.  Because of the Company’s limited size and member base, our Board of Directors does not believe that it is necessary to find a person meeting the definition of audit committee financial expert, who is also independent, and the Company has removed this requirement from the attached Audit Committee Charter.

Corporate Governance / Compensation Committee

The Corporate Governance/Compensation Committee operates pursuant to a Corporate Governance / Compensation Committee Charter which was attached to the Proxy Statement for our 2011 Annual Meeting of Members (the “2011 Proxy Statement”) as Appendix A and is available on the Company’s website at www.nedakethanol.com in the Investor Information section.  The members of the Corporate Governance / Compensation Committee consist of Everett Vogel, Richard Bilstein, Timothy Borer and Kenneth Osborne, all of whom meet the Independence Standard.

The Corporate Governance / Compensation Committee was established by our Board to (i) lead our Board in its annual review of the compensation provided to our Board and management, (ii) recommend corporate governance guidelines to our Board, (iii) review and discuss with management the Committee’s compensation discussion and analysis provided in its proxy statement, and (iv) provide any reports of the Committee regarding compensation which are required to be included in the Company’s proxy statements.  The Corporate Governance / Compensation Committee may delegate its functions to sub-committees if it deems such delegation appropriate.

Nominating Committee

The Nominating Committee identifies and recommends approval of all director nominees to be elected at the annual meetings of members and to recommend to our Board of Directors nominees for each committee of our Board.  The Nominating Committee operates pursuant to a Nominating Committee Charter which was attached to the 2011 Proxy Statement as Appendix B and is available on the Company’s website at www.nedakethanol.com in the Investor Information section.  During 2011, the Nominating Committee consisted of Timothy Borer, Todd Shane and Gerald Winings all of whom met the Independence Standard during 2011.  The current members of our Nominating Committee are of Timothy Borer, Robin Olson and Todd Shane all of whom meet the Independence Standard.

The Nominating Committee may seek input from other directors or senior management in identifying director candidates.  Members may propose nominees for director by following the procedures set forth below in the section entitled “Member Proposals for 2013 Annual Meeting Of Members.”

The qualifications used in evaluating director candidates include but are not limited to: time commitments, attendance, business judgment, management, accounting, finance, industry knowledge, as well as, personal and professional ethics, integrity and values.  The Nominating Committee further reviews the qualifications of any director candidate in the context of the current composition of our Board of Directors and the needs of the Company.  The same identifying and evaluating procedures apply to all candidates for director nomination, whether nominated by members or by the Nominating Committee.  The Nominating Committee does not consider diversity when selecting nominees for our Board of Directors.  The Nominating Committee has approved all of the nominees for director identified above under the section entitled “Proposal 1 – Election Of Directors – Nominees”.

Executive Committee

Our current Operating Agreement provides that the Company shall maintain a six-member Executive Committee to oversee the management and day-to-day operations of the Company and that the Executive Committee has all of the rights and powers necessary to provide such oversight subject to the limitations on our Board and its committees as set forth in our Operating Agreement.  Our Board has the right to select and appoint the directors to serve on the Executive Committee and such members may be independent or non-independent directors; provided, our Operating Agreement provides that our Board must appoint to serve as members of the Executive Committee: (i) the TNDK Directors, and (ii) the Company’s President or Chief Executive Officer.  However, if the President or Chief Executive Officer is not a director, then such individual would serve as a member of the Executive Committee solely in a non-voting ex officio capacity.

The Executive Committee operates pursuant to a written charter adopted by our Board of Directors on January 18, 2012.  The full text of the Executive Committee Charter is available on our website at www.nedakethanol.com in the Investor Information section.  The Executive Committee Charter provides that the Executive Committee must exercise its business judgment to act in what it reasonably believes to be in the best interest of the Company and its members.  The Executive Committee has the right to establish and delegate authority to sub-committees and to engage outside advisors.

Prior to the adoption of our current Operating Agreement, our Board of Directors had established an informal Executive Committee; however, effective January 1, 2012, in connection with the adoption of our current Operating Agreement, our Board reconstituted the Executive Committee.

Effective as of January 1, 2012, the members of the Executive Committee consist of Messrs. Vogel, Fagerland, Bilstein, Olson, Neubauer and Jonas.  During 2011, the members of the Executive Committee consisted of Messrs. Vogel, Bilstein, Borer, Lieswald, Olson, Dennis, Shane and Fagerland.

Meetings and Attendance

During 2011, our Board of Directors held 15 meetings, the Audit Committee held 4 meetings; the Nominating Committee held 1 meeting, the Corporate Governance/Compensation Committee held 1 meeting; and the Executive Committee held 8 meetings.

With the exception of Mr. Winings, each of the directors attended at least 75% of the aggregate meetings of our Board of Directors and the meetings held by the committees of our Board of Directors on which each director served during 2011.  The Company strongly encourages its directors to attend all annual meetings of members, and all director nominees attended our 2011 Annual Meeting of Members.

Board Structure and Risk Oversight

The Chairman of our Board of Directors is Everett Vogel, who is an independent director, and has served as the Chairman since 2006.  The Company’s President and General Manager is Jerome Fagerland.  Mr. Fagerland has served as President of the Company since 2003 and as General Manager of the Company since 2006.  Although the Company does not have a policy mandating the separation of the roles of Chairman of the Board and President/General Manager, our Board of Directors reserves the right to determine the appropriate leadership structure for its Board of Directors on a case-by-case basis.  Our Board of Directors believe that having an independent director serve as Chairman is in the best interest of our members as it allows our President and General Manager to focus on the day-to-day business matters, while the Chairman focuses on leading our Board of Directors in its responsibilities of acting in the best interests of the Company and its members.  The Chairman of the Board is responsible for managing the business of our Board of Directors, including setting the agenda for Board of Directors meetings, facilitating communication among directors, presiding at meetings of our Board of Directors and members, sitting as chair at executive sessions at each regularly scheduled Board of Directors’ meeting, and providing support and counsel to the President/General Manager.  The Company believes that this board leadership structure is appropriate in maximizing the effectiveness of its Board of Directors oversight and in providing perspective to its business that is independent from management.

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the Company’s management.  Our Board regularly reviews information regarding its credit, liquidity and operations, as well as the risks associated with each.  The Corporate Governance / Compensation Committee is responsible for overseeing the management of risks relating to its executive compensation plans and arrangements.  The Audit Committee oversees management of financial risks, including internal controls.  The Nominating Committee manages risks associated with the independence of members of our Board of Directors.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through committee reports about such risks.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure provides appropriate checks and balances against undue risk taking.

Compensation Risk Analysis

We have reviewed our material compensation policies and practices for all employees and have concluded that these policies and practices are not reasonably likely to have a material adverse effect on the Company. While risk-taking is a necessary part of growing a business, our compensation philosophy is focused on aligning compensation with the long-term interests of our members as opposed to rewarding short-term management decisions that could pose long-term risks.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, certain officers and beneficial owners of more than 10% of our outstanding Common Units to file reports of their ownership and changes in ownership of our Common Units with the SEC. Company employees and advisors generally prepare these reports on behalf of our directors and officers on the basis of information obtained from them and review the forms submitted to us by our non-employee directors and beneficial owners of more than 10% of the Common Units. Based on such information, we believe that all reports required by Section 16(a) of the Exchange Act to be filed by our directors, officers and beneficial owners of more than 10% of the Common Units during or with respect to 2011 were filed on time, except that TNDK, LLC, 10% beneficial owner of our Common Units filed its Form 3 late.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Role of Corporate Governance / Compensation Committee

The Corporate Governance / Compensation Committee is responsible for, among other things, annually reviewing and approving the Company’s compensation policies, and operates under a Corporate Governance / Compensation Committee Charter.  The full text of the Corporate Governance / Compensation Committee Charter is available on our website at www.nedakethanol.com in the Investor Information section. The charter provides that the Corporate Governance / Compensation Committee may form subcommittees and delegate its responsibilities to subcommittees where appropriate.  While the Company’s executive officers do not participate in determining or recommending the compensation for the executive officers, Mr. Vogel and Mr. Bilstein, as officers of the Board, and Mr. Borer, the Company’s principal financial officer, are members of the committee and have participated in recommending the compensation payable to directors for their service as members of our Board.  The Corporate Governance / Compensation Committee has not engaged consultants to assist it in these determinations, though its charter provides that it may engage such consultants as it deems appropriate.

Compensation of Our Officers

As of April 23, 2012, we had 35 paid employees.  We do not provide any equity bonus, stock options, stock appreciation rights, non-equity incentive plans, non-qualified deferred compensation or pension benefits to our employees.  We do maintain a tax-qualified 401(k) retirement plan that provides for broad-based employee participation and our officers are eligible to participate in the 401(k) retirement plan.  Beginning six months after an employee’s date of hire, we match the employee’s contributions up to 5% of the employee’s base salary. All employer and employee contributions are 100% vested immediately. We also reimburse our officers for their expenses incurred relating to their service provided to us.  We do not have any agreements with our officers or employees providing for payments upon the occurrence of a change in control event.

President and General Manager Employment Agreement

The Company entered into an Employment Agreement with Jerome Fagerland on October 30, 2007, under which Mr. Fagerland serves the Company in the position of President and General Manager (the “Employment Agreement”).  The initial term of the Employment Agreement was four years; however, the Employment Agreement may be extended for two additional two-year periods upon the parties’ consent.  On August 3, 2011, the Company and Mr. Fagerland entered into an Extension of Employment Agreement which extended the Employment Agreement for an additional two-year period so that the Employment Agreement will expire October 31, 2013 and may be extended for one additional two-year period upon consent of both parties.  The Employment Agreement may be terminated in a manner which is customary in such agreements, including, without limitation, by the mutual agreement of the parties, by the Company immediately for cause, or by Mr. Fagerland, with or without cause, upon not less than one hundred twenty (120) days’ notice to our Board.  Under the terms of the Employment Agreement, Mr. Fagerland receives the following compensation: (i) a base annual salary of $130,000, with 5% annual increases, (ii) any fringe benefit programs the Company may have in effect from time to time, (iii) customary vacation, (iv) a vehicle allowance of $750 per month, and (v) annual bonuses, payable as determined by the Corporate Governance / Compensation Committee of our Board of Directors at the end of the calendar year, which equal 1% of our net profits (determined according to GAAP) on a quarterly basis, not to exceed 75% of base salary.

EXECUTIVE COMPENSATION

The table below summarizes the compensation paid to or earned by our President and General Manager and our principal financial officer during the fiscal years ended December 31, 2011 and 2010.  Although Mr. Borer serves as our principal financial officer, principal accounting officer and Secretary, Mr. Borer does not receive any compensation for such service beyond the fees Mr. Borer receives as a director of the Company.  See “Director Compensation” section below for information regarding compensation of our Board of Directors.
2011 Summary Compensation Table

Name and Principal Position	Year	Salary	All Other Compensation	Total

Jerome Fagerland, President and General Manager	2011 2010	$159,231 $158,016	$16,962(1) $16,568(2)	$176,193 $174,584
Timothy Borer, Principal Financial Officer, Principal Accounting Officer and Secretary	2011 2010	- -	- -	- -

_________________________________
(1)
The amount disclosed in the table under All Other Compensation includes: (i) $9,000 for a vehicle allowance, and (ii) and $7,962 contributed to Mr. Fagerland’s 401(k) plan, all under the terms of the Employment Agreement.

(2)
The amount disclosed in the table under All Other Compensation includes: (i) $9,000 for a vehicle allowance, and (ii) and $7,568 contributed to Mr. Fagerland’s 401(k) plan, all under the terms of the Employment Agreement.

DIRECTOR COMPENSATION

On April 13, 2007, the Corporate Governance / Compensation Committee recommended that our Board adopt a policy to compensate the directors for their services (the “Policy”) in the following amounts: (i) $1,000.00 per month retainer, (ii) $500.00 per Board meeting attended, (iii) $250.00 per committee meeting attended, and (iv) reimbursement of mileage at the current rate established by the Internal Revenue Service.  The amounts provided in (i) through (iii) began to accrue on August 1, 2007, but no amounts were payable until the Company was operational, and sales had commenced.  Accordingly, no payments were made to any director pursuant to the Policy.  On January 1, 2010, management recommended to our Board of Directors that the accrued payable for director compensation not continue to grow and therefore, during 2010, we made direct payments to our directors in accordance with the Policy; however, the accrued director payables remained until December 31, 2011.  Effective as of January 1, 2012, our Board suspended the Policy in light of the current market conditions and therefore, we are not currently making any payments, or accruing for any payments, to our directors under the Policy.

On December 31, 2011, the Company issued Class A Preferred Units to its then current directors as payment for the outstanding payables due to each director relating to all past due director fees accrued in accordance with the Policy and outstanding as of December 31, 2011.
Director	Class A Preferred Units
Richard Bilstein	12.3
Timothy Borer	12.0
Paul Corkle	7.8
Steve Dennis	8.1
Jerome Fagerland	7.7
Clayton Goeke	7.1
Jeff Lieswald	7.4
Robert Olson	8.1
Kenneth Osborne	7.5
Paul Seger(1)	8.0
Kirk Shane	7.7
Todd Shane	8.2
Everett Vogel	11.2
Gerald Winings(1)	6.9

(1)     Messrs. Winings and Seger resigned as directors effective
January 1, 2012.

Mr. Fagerland has agreed to not accept any compensation under the Policy with respect to committee meetings and therefore, the Class A Preferred Units issued to Mr. Fagerland as set forth above, do not include any fees relating to Mr. Fagerland’s attendance at committee meetings.  The Class A Preferred Units issued are reflected in the ownership table set forth under the section entitled “Information Regarding Security Ownership – Holdings of Management and Principal Members of Our Preferred Units.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION

Independent Registered Public Accounting Firm Fees and Services

The Company engaged McGladrey & Pullen, LLP (“McGladrey”) as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2011 and 2010.  At no point in the past two years, has McGladrey issued an adverse opinion or disclaimer of opinion, or was their opinion qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph being included in McGladrey’s report related to substantial doubt about the Company’s ability to continue as a going concern in our annual financial statements for 2010.  McGladrey’s report on our annual financial statements for 2011 does not include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

The following table sets forth the aggregate fees paid or payable to McGladrey (including its affiliate RSM McGladrey, Inc. (“RSM McGladrey”)) for the indicated services in its capacity as independent registered public accounting firm during such years. RSM McGladrey was an affiliate of McGladrey and operated together under an alternative practice structure.  On December 1, 2011, McGladrey acquired RSM McGladrey.

Fee Category	2011	2010

Audit Fees	$108,048	$102,879
Audit Related Fees	$14,975	-
Tax Fees	$22,055	$18,379
Other Fees	-	-

Total Fees	$145,078	$121, 258

Audit Fees.  This category represents the aggregate fees paid or payable to  McGladrey for professional services rendered for the audit of  the Company’s annual financial statements for 2011 and 2010 and the quarterly reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit Related Fees.  This category represents the aggregate fees billed by McGladrey or its affiliate, RSM McGladrey, for professional services rendered for related services that were reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported under “Audit Fees” for 2011. The professional services performed by McGladrey relate to the review of the Company’s private placement memorandum for the Class B Offering, agreed upon procedures related to Renewable Identification Number System (“RINS”) attestation, and a required audit over federal awards.

Tax Fees.  This category represents the aggregate fees billed by McGladrey or its affiliate, RSM McGladrey, for tax-related services rendered to the Company for 2011 and 2010. Tax fees billed by McGladrey in 2011 and 2010 consisted of fees primarily related to the preparation of the Company’s federal and state tax returns.

  Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.  One hundred percent (100%) of all audit services were pre-approved by our Audit Committee.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s internal controls and the financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this regard, the Audit Committee has reviewed and discussed the audited financial statements for Fiscal Year 2011 with management and discussed other matters related to the audit with the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles in the United States of America.  The Audit Committee met with the independent registered public accounting firm, with and without management present, and reviewed and discussed with the independent registered public accounting firm such matters as are required to be discussed by the Audit Committee with the Company’s independent auditor under Statement on Auditing Standards

No. 114, The Auditor’s Communication With Those Charged With Governance (formerly Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T).

The independent auditors also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence.

The Audit Committee has considered whether McGladrey maintained its independence during fiscal year 2011.  Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Company’s Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC.

AUDIT COMMITTEE MEMBERS:

Richard Bilstein, Chairman
Paul Corkle
Todd Shane
Timothy Borer

Appointment of Independent Registered Public Accounting Firm

Our Audit Committee, pursuant to the Audit Committee Charter, has appointed McGladrey as the Company’s independent registered public accounting firm to audit the financial statements of the Company for our fiscal year ending December 31, 2012.  The Company does not expect that representatives of McGladrey will attend the 2012 Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Letter Agreement with TNDK, LLC

On December 30, 2011, we entered into a Letter Agreement (the “Letter Agreement”) with TNDK pursuant to which TNDK agreed to invest $5,000,000 in the Company as part of the Company’s private offering of up to 1,500 Class B Preferred Membership Units (the “Class B Units”) at $10,000 per unit (the “Class B Offering”) as set forth in the Private Placement Memorandum dated April 7, 2011, as supplemented July 20, 2011 and December 23, 2011 (the “Memorandum”).  The offer and sale of the Class B Units pursuant to the Class B Offering were exempt from registration under the Securities Act of 1933, as amended, under Section 4(2) (the “Securities Act”) and Regulation D promulgated thereunder.

The investment by TNDK in the Company (the “TNDK Investment”) was subject to certain conditions, including, without limitation, (i) the execution of an Asset Management Agreement with Tenaska Biofuels, LLC, a Delaware limited liability company,  as further described below, (ii) the adoption of the Fifth Amended and Restated Operating Agreement, granting TNDK the right to appoint two (2) directors to our Board of Directors and making certain other modifications; (iii) the right of TNDK to approve the terms of the restructuring of our senior secured credit facility and its tax increment financing loan (the “Loan Restructuring”), and (iv) the resolution of certain outstanding liabilities of the Company.

In accordance with the terms of the Memorandum and the Escrow Agreement dated August 9, 2011 between the Company and First Dakota National Bank (the “Escrow Agreement”), all subscription proceeds received as part of the Class B Offering, including the TNDK Investment, had to be held in escrow until certain conditions were satisfied, including certain conditions related to completing the Loan Restructuring on terms acceptable to the Company’s Board of Directors (the “Escrow Release Conditions”).

The Letter Agreement provided that, in addition to the Escrow Release Conditions, the Company did not have the right to authorize the release of the subscription funds from escrow, including the TNDK subscription funds, unless TNDK confirmed in writing that the terms of the Loan Restructuring were acceptable to TNDK and that the Company had satisfied certain other conditions, including (i) the Company had received a writing signed by Arbor Bank, the lender of the Company’s tax increment financing loan (the “TIF Lender”), reasonably acceptable to TNDK, in which the TIF Lender agreed to dismiss with prejudice the lawsuit against the Company filed by the TIF Lender on August 12, 2010 (the “TIF Lawsuit”), and that pending the dismissal of such TIF Lawsuit, the TIF Lender would forebear from taking any actions to enforce the summary judgment or otherwise seek a final appealable order related to the TIF Lawsuit, and (ii) the Company had delivery to TNDK evidence that the Company had received subscription funds from subscribers for Class B Units, other than TNDK, in an aggregate amount of at least $5,500,000.

Effective as of December 31, 2011, the Company had satisfied all of the Escrow Release Conditions and the conditions set forth in the Letter Agreement, and therefore, on December 31, 2011, the Company closed the Class B Offering and authorized First Dakota National Bank to release and pay the subscription funds, including the TNDK subscription funds, in the amounts and to the parties identified in a Closing Settlement Statement delivered by the Company to First Dakota National Bank. As of December 31, 2011 TNDK is a related party.

Purchase of Class B Preferred Units by Our Directors

As part of the Class B Offering, certain of our current and former directors, Messrs. Bilstein, Borer, Corkle, Dennis, Goeke, Olson, K. Shane, T. Shane, Seger and Vogel, directly or indirectly, purchased Class B Preferred Units on the same terms as the other investors.

Issuance of Class A Preferred Units to Our Directors

As stated under the section above entitled “Director Compensation,” on December 31, 2011, the Company issued 120 Class A Preferred Units to its then current directors as payment for outstanding payables related to past due director fees.  See the table set forth under “Director Compensation” for more detailed information relating to the issuance of the Class A Preferred Units.  The Class A Preferred Units issued to our directors are reflected in the ownership table set forth under the section entitled “Information Regarding Security Ownership – Holdings of Management and Principal Members of Our Preferred Units.”

Director Loans and Repayment of Loans

During 2011, our current directors, other than Messrs. Neubauer and Jonas, and two of our former directors, loaned the Company an aggregate amount of $75,000 (each director loaned the Company approximately $5,350) which amount was used to make certain payments to the TIF Lender during 2011.  We paid off these loans in full in January 2012.

Each of our current directors, other than Messrs. Neubauer and Jonas, and three of our former directors, loaned us $1,000 in 2004, which loans accrued interest at five percent per annum, and the total principal and interest was payable in April, 2009.  The loans were amended in April 2009 to add $3,750 of accrued interest to the principal and to extend the term of the loan, with the total principal and interest payable in April 2012.  We paid off these loans in January 2012.

Asset Management Agreement

On December 31, 2011, we entered into an Asset Management Agreement (the “AMA”) with Tenaska BioFuels, LLC (“Tenaska”), an affiliate of TNDK, LLC, a significant unit holder of the Company.  The AMA became effective January 12, 2012 and has an initial term of seven years.  The AMA provides that we will provide processing services to Tenaska under a collaborative agreement for the conversion of grains, natural gas and denaturant (the “Feedstocks”) into ethanol and distillers grains (the “Finished Products”).  Tenaska will finance and own all Feedstocks, including the corn inventories, from the time of purchase through the delivery and sale of the Finished Products.  In particular, Tenaska is responsible for originating all corn used and for paying corn producers and commercial grain merchants providing corn to our facility, as well as providing all necessary working capital for corn inventories and forward contracts.  Tenaska will also originate, provide credit support and pay for all denaturant and natural gas delivered to our facility, as well as all management services required for delivery of the natural gas under our natural gas transportation contract.  In return for providing the processing services, the Company will be paid a processing fee based on the calculated crush margin less a fee retained by Tenaska.

On January 12, 2012, in accordance with the terms of the AMA, we sold to Tenaska all inventories of Feedstocks and Finished Products for $5,326,981 in cash.

Purchases and Sales with Our Directors

During 2011, the Company purchased grains from certain directors and officers and certain directors and officers purchased distiller’s grains from the Company.  The chart below indicates the amount of grains purchased by the Company from directors and officers and the amount of distiller’s grains purchased by directors and officers from the Company.  All grains purchased by the Company from directors and officers and distiller’s grains sold to directors and officers were at market prices, in accordance with the Company’s Related Party Policy, discussed below.

YEAR ENDED DECEMBER 31, 2011
Name	Distillers Grains Purchased from the Company	Grains Sold to Company
Richard Bilstein	-	$263,232
Timothy Borer	-	$11,826
Paul Corkle	$540	$19,487
Steve Dennis	$434,399	$24,183,460
Jerome Fagerland	-	-
Clayton Goeke	$117,307	$317
Jeff Lieswald	-	-
Robin Olson	-	$521,366
Kenneth Osborne	-	-
Paul Seger(1)	-	-
Kirk Shane	$446,910	$195,366
Todd Shane	-	$108,187
Everett Vogel	-	$63,327
Gerald Winings(1)	-	$138,637

(1)	Messrs. Winings and Seger resigned as directors effective January 1, 2012

Related Party Policy

Conflicts of interest may arise as a result of the relationships between and among our members, officers, directors and their affiliates, although our officers and directors have fiduciary duties to us. Our Operating Agreement permits the Company to enter into agreements with directors, officers, members and their affiliates, provided that, in the case of transactions with directors, if a director with an interest in the transaction votes on such matter, that the nature of such interest is disclosed.  Our Board has adopted a Related Party Policy, a copy of which was attached to our 2010 Proxy Statement as Appendix C, which applies to any transaction or arrangement having an aggregate value of $120,000 or more (a “Related Party Transaction”) between the Company and any of the following persons (each a “Related Person”):

●	Any person who is or was an executive officer, director or nominee of the Company since the beginning of the Company’s last fiscal year;
●	Any person or group beneficially owning more than 5% of the Company’s Units;
●	Any immediate family member of any of the foregoing; and
●	Any company in which any of the foregoing persons is employed or is a partner or principal, or in which such person has a 10% beneficial interest.

The Related Party Policy provides that the Company’s Corporate Governance / Compensation Committee must pre-approve any Related Party Transaction.  If pre-approval is not possible, the Related Party Policy provides that either the Audit Committee or the entire Board of Directors must ratify the Related Party Transaction at its next regularly scheduled meeting.  When determining whether to approve or ratify a Related Party Transaction, the applicable committee or our Board will consider factors including the Related Party’s interest in the transaction, the availability (if at all) of alternate sources of comparable products or services, whether the terms of the transaction are no less favorable than the terms generally available in unaffiliated transactions under similar circumstances, the benefits to the Company, and the value of the transaction.  If a director is a Related Party, the Related Party Policy provides that such director may not participate in the committee or Board discussions regarding the Related Party Transaction.

The Related Party Policy also provides that the following transactions are not considered Related Party Transactions:

●	Any compensation paid to a director if such compensation is pursuant to the Board-approved standard compensation arrangements for directors;
●	Any transaction with another company at which a Related Party’s only relationship is as director and/or beneficial owner of less than a 10% equity interest of that company’s shares;
●
Any transaction involving a Related Party where the rates or charges involved are determined by competitive bids, or any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

●	Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;
●
Any transaction in which the Related Party’s interest arises solely from the ownership of the Company’s equity securities and all holders of the Company’s equity securities received the same benefit on a pro rata basis (e.g. distributions);

●	Transactions available to Company employees generally; and
●
Any transaction involving purchases of grain and sales of distiller’s grains by the Company from or to a Director if such purchase or sale is at the posted price or the price generally offered by the Company to non-Director grain producers and cattle feeders.

Our Board may modify the Related Party Policy.  We do engage in numerous transactions with our directors, members or their affiliates with respect to the purchase of corn and the sale of distiller’s grains, although such transactions must comply with the Related Party Policy, and prices are determined by the market at arm’s length.  We believe that excluding our directors and affiliates from such transactions would place unnecessary limits on our procurement and sales.

MEMBER PROPOSALS FOR 2013 ANNUAL MEETING

Member Proposals

Under the rules of the SEC, any member proposal to be considered by the Company for inclusion in the proxy material for the 2013 Annual Meeting of Members, which we presently plan to hold in June 2013, must be received by the Secretary of the Company, 87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska 68713, by January 8, 2013.  The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the annual meeting unless certain securities laws requirements are met.  Proposals submitted later than January 8, 2013 will be considered untimely and will not be included in the Company’s proxy statement for the 2013 Annual Meeting of Members.

Director Nominations

In addition, our Operating Agreement provides that members entitled to vote at a meeting may nominate a director candidate.  Members wishing to nominate a candidate must provide notice to the Company no later than 120 days prior to the date which is the one-year anniversary of the date on which the Company mailed the proxy materials for its annual meeting in the prior year. Accordingly, members wishing to nominate a person for election as director at the 2013 Annual Meeting of Members must provide the following information to the Company by January 8, 2013: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of record of Units entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice; (iii) the name, age, address and principal occupation/employment of each nominee; (iv) a description of all arrangements or understandings between the Member and each nominee and any other person(s) pursuant to which such nominations are to be made; (v) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; (vi) the consent of each nominee to serve as a director if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate for the director’s seat to be filled.  The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director.  The presiding officer of the annual meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if so determined, the defective nomination shall be disregarded.  A copy of our  Operating Agreement will be furnished to members without charge upon written request to the Secretary of the Company.

MEMBER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Pursuant to a policy adopted by our  Board of Directors on May 16, 2007, any member wishing to communicate with any of our directors regarding matters related to the Company may send correspondence to the director in care of the Secretary, NEDAK Ethanol, LLC, 87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska 68713. The Chairman of the Corporate Governance / Compensation Committee will review and determine the appropriate response to questions from members, including whether to forward communications to individual directors.  The independent members of our Board of Directors review and approve the member’s communication process periodically to ensure effective communication with the members.

OTHER BUSINESS

Our Board of Directors knows of no other business to be presented for action at the 2012 Annual Meeting.  If any matters do come before the Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Annual Meeting.

PERIODIC REPORTS

The Company’s financial statements and related financial information required to be provided to members in connection with this Proxy Statement are contained in the Company’s Annual Report filed in connection with the filing of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011 (the “2011 Form 10-K”), which was filed with the SEC on March 30, 2012.  The Annual Report is being made available to our members on our website along with this Proxy Statement.  This Proxy Statement, the Annual Report and the 2011 Form 10-K are available on the Company’s web site at www.nedakethanol.com in the Investor Information section, but these documents are not deemed to be a part of the proxy soliciting material.  Members may request paper copies of the Annual Report, the 2011 Form 10-K, this Proxy Statement and the Proxy Card by sending an e-mail to Lisa Fix at lfix@nedakethanol.com, calling (877) 959-5570, or by making a request at www.nedakethanol.com.  Members may make a request for all future meetings or only for the 2013 Annual Meeting of Members.  A copy of the exhibits to the 2011 Form 10-K will be mailed to members for a fee of $15 for each document upon request to NEDAK Ethanol, LLC, 87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska 68713, or by calling (877) 959-5570.  Such requests must set forth a good faith representation that the requesting party was either a holder of record or a beneficial owner of Units of the Company on April 23, 2012.

RETURN OF PROXY CARD

On or about May 10, 2012, we mailed the Notice of the Annual Meeting to all members of record as of April 23, 2012 and the Proxy Card will be separately mailed on or about May 21, 2012.  All members are encouraged to date, sign and return the Proxy Card at your earliest convenience in the postage paid envelope which accompanies that mailing.

Alternatively, the Proxy Card is available at www.nedakethanol.com in the Investor Information section.  Any member of record may print out the Proxy Card and submit that as authorization to vote by proxy at the 2012 Annual Meeting.  You do not need to provide any personal information to print off a Proxy Card - you will only need to confirm your Unit ownership on the Proxy Card in order for your vote to be counted.  You may return the signed and dated Proxy Card in an adequate envelope addressed to NEDAK Ethanol, LLC, 87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska 68713, at your earliest convenience.

Prompt submission of your Proxy Card to the Company will be appreciated as it will save the expense of further mailings and telephone solicitations.

By Order of the Board of Directors

Timothy Borer, Secretary

Atkinson, Nebraska
April 30, 2012

NEDAK Ethanol, LLC
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Members
June 20, 2012

Member Name and Number of Units Held:

The undersigned hereby appoints Jerome Fagerland and Everett Vogel and each of them as proxies for the undersigned, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the Units of NEDAK ETHANOL, LLC (the “Company”) held of record by the undersigned on April 23, 2012, at the Annual Meeting of Members of the Company to be held on June 20, 2012 (the “Annual Meeting”) and any adjournment(s) thereof.

This proxy is revocable and the undersigned may revoke it at any time prior to the beginning of the Annual Meeting by giving written notice of such revocation to the Secretary, NEDAK Ethanol, LLC, 87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska 68713 or by returning an executed Proxy Card bearing a later date

The proxy when properly executed will be voted as directed by the undersigned member.  If directions are not indicated, the proxy will be voted to elect the nominees described in Proposal 1 of the Company’s Proxy Statement.  The proxies, in their discretion, are further authorized to vote in their discretion (a) on matters which the Board of Directors did not know would be presented at the Annual Meeting; (b) for any substitute nominees as the proxies may select if any nominee named below is unable to serve; and (c) on other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof.

Members have the right to vote cumulatively in the election of directors.  NOTE: Unless otherwise instructed, the individuals named above as proxies will vote the Units represented equally for each nominee; however, the proxies reserve the right to cumulate the votes cast and distribute them among the nominees in their discretion.

(continued, and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

		Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1. To elect four Directors to serve until the 2014 Annual Meeting of Members or until their respective successors shall be elected and qualified:

Director Nominees:	FOR all nominees ☐	WITHHOLD Authority for all nominees ☐
01 Timothy Borer
02 Steve Dennis
03 Jeff Lieswald
04 Kenneth Osborne

If no specification is made, the votes represented by this proxy will be cast FOR the election of the director nominees listed above; however, the proxies reserve the right to cumulate the votes cast by proxy in the director election and distribute them among the director nominees in their discretion.

2. To transact such other business that may properly come before the meeting and any adjournment thereof.

(INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee’s name on the space provided below.)

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
Signature ______________________________	Signature _____________________________	Date _______________
Please sign exactly as the name appears on your membership certificate. When signing as attorney, personal representative, trustee, or guardian, please give full title. All joint owners and trustees must sign. If the signer is a corporation or other entity, please sign in full the corporation or other entity name, by a duly authorized officer/representative.